Deloitte

Deloitte LLP

La Tour Deloitte

1190 Avenue des Canadiens-de-

Montreal

Suite 500

Montreal QC H3B 0M7

Canada

Tel: 514-393-7115

Fax: 514-390-4111 www.deloitte.ca

October 27, 2015

Securities and Exchange Commission

100-F Street, N.E.

Washington, D.C. 20549

U.S.A.

Dear Sirs,

Deloitte LLP was previously the independent registered public accounting firm for Clifton Star Resources Inc. (the "Company") and reported on the consolidated financial statements of the Company for the years ended June 30, 2014 and 2013. We have read the Company's statements included under Item 16F of its Annual Report on Form 20-F for the fiscal year ended June 30, 2015 and agree with such statements except that we are not in a position to agree or disagree with the Company's statement that newly engaged accountants were not consulted regarding any of the matters or events set forth in the second paragraph of Item 16F of Form 20-F.

Montreal, Canada

___________________

1 CPA auditor, CA, public accountancy permit No. A121501